Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS orange county scottsdale SAN DIEGO SILICON VALLEY Washington d.c.

February 1, 2023

OncoSec Medical Incorporated

24 N. Main Street

Pennington, NJ 08534

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to OncoSec Medical Incorporated, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) relating to the registration by the Company of an aggregate of up to $12,500,000 of the Company’s securities, consisting of (a) 6,188,118 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), (b) 6,188,118 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”), (c) 6,188,118 warrants (the “Common Warrants”) to purchase shares of Common Stock, and (d) an aggregate of 12,376,236 shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and Common Warrants (the “Common Warrant Shares”). The Shares, the Pre-Funded Warrants, the Common Warrants, the Pre-Funded Warrant Shares and the Common Warrant Shares are collectively referred to as the “Securities.”

The Securities are to be sold by the Company pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), to be entered into by between the Company and the purchasers of the Securities named therein, and a Placement Agency Agreement, to be entered into (the “Agency Agreement”), by and between the Company and A.G.P./Alliance Global Partners (“Placement Agent”), in the forms most recently filed as an exhibit to the Registration Statement.

The terms “Shares,” “Pre-Funded Warrants,” “Pre-Funded Warrant Shares,” “Common Warrants,” and “Common Warrant Shares,” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares, the Pre-Funded Warrants, Pre-Funded Warrant Shares, the Common Warrants, and the Common Warrant Shares.

OncoSec Medical Incorporated February 1, 2023 Page 2

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto will have become effective and the Securities will be sold in the manner described in the Registration Statement and the Prospectus relating thereto.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies, and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.

We have further assumed that the Securities will be issued and sold in the manner stated in the Registration Statement and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of the various states.

The opinions expressed herein are limited to (i) Title 7, Chapter 78 of the Nevada Revised Statutes and (ii) those Federal securities laws, rules, and regulations of the United States of America, in each case, which in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Nevada, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Various issues concerning the laws of the State of New York, including with respect to the sale and issuance of the Common Warrants and Pre-Funded Warrants, are addressed in the opinion of Hogan Lovells US LLP, as separately provided to the Company. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Shares, which are described in the Prospectus, are duly authorized and when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	The Common Warrant Shares, which are described in the Prospectus, are duly authorized and when issued, sold and delivered upon exercise of the Common Warrants in accordance with the terms thereof and for the additional consideration specified therein, will be validly issued, fully paid and non-assessable.

3.	The Pre-Funded Warrant Shares, which are described in the Prospectus, are duly authorized and when issued, sold and delivered upon exercise of the Pre-Funded Warrants in accordance with the terms thereof and for the additional consideration specified therein, will be validly issued, fully paid and non-assessable.

OncoSec Medical Incorporated February 1, 2023 Page 3

This opinion is for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the Company’s filing this opinion as an exhibit to the Registration Statement filed with the Commission. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP